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                                                                    EXHIBIT 99.2


                           AGREEMENT MADE PURSUANT TO
                                  RULE 13d-1(k)



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                             JOINT FILING AGREEMENT

    The parties hereto agree that pursuant to Rule 13d-1(k) of Regulation 13D-G promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13G of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below. The parties hereto agree that, once this Schedule 13G is fully executed by all parties, Patrick A. Rivelli shall be authorized to file this Schedule 13G on behalf of all such parties and shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13G and any amendments thereto.


Date: November 7, 2001       SUNWESTERN INVESTMENT FUND III
                             LIMITED PARTNERSHIP
                             By: Sunwestern Associates III Limited Partnership,
                                   its General Partner

                               By: /s/ Patrick A. Rivelli
                                   ---------------------------------------------
                                   Patrick A. Rivelli, General Partner


Date: November 7, 2001       SUNWESTERN CAYMAN (1988) PARTNERS
                             By: Sunwestern Managers, Inc., Attorney-in-Fact

                               By: /s/ Patrick A. Rivelli
                                   ---------------------------------------------
                                   Patrick A. Rivelli, President


Date: November 7, 2001       MAPLELEAF CAPITAL, LTD.

                             By:   /s/ Patrick A. Rivelli
                                   ---------------------------------------------
                                   Patrick A. Rivelli, General Partner